Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Julie Anderson, 214.932.6773	Shannon Wherry, 469.399.8527
julie.anderson@texascapitalbank.com	shannon.wherry@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q3 2020
DALLAS - October 21, 2020 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced operating results for the third quarter of 2020.
"We are pleased to report significantly improved operating results for the third quarter," said Larry Helm, Executive Chairman and CEO. "As we continue to navigate these unprecedented times I would like to thank our employees for their dedication to serving our clients and communities. We believe the actions we took during the second quarter have resulted in improvements to core operating results that will continue to serve us well as we plan for the future, and we remain committed to managing credit and taking care of our employees and clients, while continuing to recruit and develop top frontline talent and build shareholder value."

•
Net income of $57.1 million ($1.08 per share) reported for the third quarter of 2020, an increase of $91.4 million on a linked quarter basis and a decrease of $31.0 million from the third quarter of 2019.

•
Total mortgage finance loans, including mortgage correspondent aggregation ("MCA") loans held for sale ("LHS"), increased 6% on a linked quarter basis (increasing 6% on an average basis) and decreased 6% from the third quarter of 2019 (decreasing 10% on an average basis).

•
Demand deposits increased 14% and total deposits increased 6% on a linked quarter basis (increasing 12% and 4%, respectively, on an average basis), and increased 20% and 17%, respectively, from the third quarter of 2019 (increasing 22% and 21%, respectively, on an average basis).

•
Loans held for investment ("LHI"), excluding mortgage finance loans, decreased 5% on a linked quarter basis (decreasing 4% on an average basis) and decreased 6% from the third quarter of 2019 (decreasing 4% on an average basis).

FINANCIAL SUMMARY

(Dollars and shares in thousands)	Q3 2020	Q3 2019	% Change
QUARTERLY OPERATING RESULTS
Net income	$57,116	$88,082	(35)%
Net income available to common stockholders	$54,678	$85,644	(36)%
Diluted earnings per common share	$1.08	$1.70	(36)%
Diluted common shares	50,573	50,416	—%
ROA	0.59%	1.06%
ROE	8.24%	13.21%
BALANCE SHEET
LHS	$648,009	$2,674,225	(76)%
LHI, mortgage finance	9,378,104	7,951,432	18%
LHI	15,789,958	16,772,824	(6)%
Total LHI	25,168,062	24,724,256	2%
Total assets	38,432,872	33,526,437	15%
Demand deposits	12,339,212	10,289,572	20%
Total deposits	31,959,487	27,413,303	17%
Stockholders’ equity	2,800,404	2,735,993	2%

DETAILED FINANCIALS

For the third quarter of 2020, net income was $57.1 million, compared to a net loss of $34.3 million for the second quarter of 2020, and net income of $88.1 million for the third quarter of 2019. On a fully diluted basis, earnings per common share were $1.08 for the quarter ended September 30, 2020, compared to a loss per common share of $0.73 for the quarter ended June 30, 2020 and earnings per common share of $1.70 for the quarter ended September 30, 2019. The increase in net income for the third quarter of 2020 as compared to the second quarter of 2020 resulted primarily from a $70.0 million decrease in the provision for credit losses, as well as a $56.6 million decrease in non-interest expense, driven by significant non-recurring expenses incurred in the second quarter of 2020, as described below.

We recorded a $30.0 million provision for credit losses for the third quarter of 2020 utilizing the Current Expected Credit Loss ("CECL") methodology adopted in the first quarter of 2020, compared to $100.0 million for the second quarter of 2020 and $11.0 million for the third quarter of 2019. The linked quarter decrease in provision for credit losses resulted primarily from a decrease in charge-offs. We recorded $1.6 million in net charge-offs during the third quarter of 2020, compared to $74.1 million during the second quarter of 2020 and $36.9 million during the third quarter of 2019. Criticized loans totaled $1.1 billion at September 30, 2020, compared to $1.0 billion at June 30, 2020 and $536.4 million at September 30, 2019. Criticized loan levels remain elevated due to the downgrade of loans to borrowers that have been impacted by the COVID-19 pandemic or that are in categories that are expected to be more significantly impacted by COVID-19.

Non-performing assets ("NPAs") totaled $161.9 million at September 30, 2020, a decrease of $12.1 million compared to the second quarter of 2020 and an increase of $41.3 million compared to the third quarter of 2019. Non-accrual energy loans totaled $73.8 million (46% of total NPAs) at September 30, 2020, compared to $103.9 million (60% of total NPAs) at June 30, 2020. Non-accrual leveraged lending loans totaled $31.3 million (19% of total NPAs) at September 30, 2020, compared to $39.1 million (22% of total NPAs) at June 30, 2020. The ratio of NPAs to total LHI plus other real estate owned ("OREO") for the third quarter of 2020 was 0.64%, compared to 0.68% for the second quarter of 2020 and 0.49% for the third quarter of 2019.

Net interest income was $207.6 million for the third quarter of 2020, compared to $209.9 million for the second quarter of 2020 and $252.2 million for the third quarter of 2019. Net interest margin for the third quarter of 2020 was 2.22%, a decrease of 8 basis points from the second quarter of 2020 and a decrease of 94 basis points from the third quarter of 2019. The shift in earning assets, primarily the increases in liquidity assets and investment securities, and decrease in LHI, excluding mortgage finance, contributed to the year-over-year decrease in net interest margin. LHI yields, excluding mortgage finance loans, decreased 20 basis points from the second quarter of 2020, and decreased 169 basis points compared to the third quarter of 2019. LHI, mortgage finance yields for the third quarter of 2020 decreased 9 basis points compared to the second quarter of 2020, and were unchanged compared to the third quarter of 2019. Additionally, total cost of deposits for the third quarter of 2020 decreased 8 basis points to 0.34% compared to 0.42% for the second quarter of 2020, and decreased 87 basis points from 1.21% for the third quarter of 2019.

Non-interest income decreased $10.2 million, or 14%, during the third quarter of 2020 compared to the second quarter of 2020, and increased $40.0 million, or 197%, compared to the third quarter of 2019. The linked quarter decrease was primarily related to a decrease in net gain/(loss) on sale of LHS, partially offset by an increase in brokered loans fees. The year-over-year increase was primarily related to an increase in net gain/(loss) on sale of LHS and an increase in brokered loan fees. The linked quarter and year-over-year increases in brokered loan fees were due to an increase in total mortgage finance volumes in the third quarter of 2020. The year-over-year increase in net gain/(loss) on sale of LHS was due to lower hedge costs in the third quarter of 2020 as a result of holding purchased loans for shorter durations than in prior periods, and is offset by the year-over-year decline in net interest income on LHS.

Non-interest expense for the third quarter of 2020 decreased $56.6 million, or 25%, compared to the second quarter of 2020, and increased $16.3 million, or 11%, compared to the third quarter of 2019. The linked quarter decrease was primarily related to decreases in salaries and employee benefits, communications and technology expense, servicing-related expenses and merger-related expenses. The year-over-year increase was primarily due to an increase in communications and technology expense, partially offset by a decrease in marketing expense. The linked quarter decrease in salaries and employee benefits and communication and technology expense was primarily due to non-recurring severance accruals and software expenses recorded in the second quarter of 2020. We wrote-off an additional $15.4 million in software assets during the third quarter of 2020, which contributed to the year-over-year increase in communications and technology expense. The full impact on salaries and employee benefits expense from the reduction in workforce and on software amortization expense from the software write-offs in the second and third quarters of 2020 is expected to be realized in non-interest expense in the first half of 2021, with meaningful reductions in run-rate occurring in the fourth quarter of 2020. Further software write-offs are not expected in the fourth quarter of 2020. The linked-quarter decrease in servicing-related expense was primarily due to a decrease in MSR impairment expense reflecting market conditions and our hedging program.

All regulatory ratios continue to be in excess of "well-capitalized" requirements as of September 30, 2020. Our CET 1, tier 1 capital, total capital and leverage ratios were 9.1%, 9.9%, 11.8% and 7.6%, respectively, at September 30, 2020, compared to 8.8%, 9.7%, 11.6% and 7.5%, respectively, at June 30, 2020. At September 30, 2020, our ratio of tangible common equity to total tangible assets was 6.8% compared to 7.0% at June 30, 2020.

About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.
Forward Looking Statements
This communication may be deemed to include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our financial condition, results of operations, business plans and future performance. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “projects,” “intend” and similar expressions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from volatility in oil and gas prices, the material risks and uncertainties for the U.S. and world economies, and for our business, resulting from the COVID-19 pandemic, expectations regarding rates of default and credit losses, volatility in the mortgage industry, our business strategies, our expectations about future financial performance, future growth and earnings, the appropriateness of our allowance for credit losses and provision for credit losses, our ability to identify, employ and retain a successor chief executive officer, the impact of changing regulatory requirements and legislative changes on our business, increased competition, interest rate risk, new lines of business, new product or service offerings and new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2020	2020	2020	2019	2019
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$243,731	$252,010	$306,008	$337,757	$355,101
Interest expense	36,162	42,082	77,689	89,372	102,933
Net interest income	207,569	209,928	228,319	248,385	252,168
Provision for credit losses	30,000	100,000	96,000	17,000	11,000
Net interest income after provision for credit losses	177,569	109,928	132,319	231,385	241,168
Non-interest income	60,348	70,502	11,780	17,761	20,301
Non-interest expense	165,741	222,352	165,417	168,187	149,429
Income/(loss) before income taxes	72,176	(41,922)	(21,318)	80,959	112,040
Income tax expense/(benefit)	15,060	(7,606)	(4,631)	16,539	23,958
Net income/(loss)	57,116	(34,316)	(16,687)	64,420	88,082
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income/(loss) available to common stockholders	$54,678	$(36,753)	$(19,125)	$61,983	$85,644
Diluted earnings/(loss) per common share	$1.08	$(0.73)	$(0.38)	$1.23	$1.70
Diluted common shares	50,573,073	50,416,331	50,474,802	50,461,723	50,416,402
CONSOLIDATED BALANCE SHEET DATA
Total assets	$38,432,872	$36,613,127	$35,879,416	$32,548,069	$33,526,437
LHI	15,789,958	16,552,203	16,857,579	16,476,413	16,772,824
LHI, mortgage finance	9,378,104	8,972,626	7,588,803	8,169,849	7,951,432
LHS	648,009	454,581	774,064	2,577,134	2,674,225
Liquidity assets(1)	10,461,544	9,540,044	9,498,189	4,263,766	4,993,185
Investment securities	1,367,313	234,969	228,784	239,871	238,022
Demand deposits	12,339,212	10,835,911	9,420,303	9,438,459	10,289,572
Total deposits	31,959,487	30,187,695	27,134,263	26,478,593	27,413,303
Other borrowings	2,908,183	2,895,790	5,195,267	2,541,766	2,639,967
Subordinated notes	282,400	282,309	282,219	282,129	282,038
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	2,800,404	2,734,755	2,772,596	2,801,321	2,735,993

End of period shares outstanding	50,455,552	50,435,672	50,407,778	50,337,741	50,317,654
Book value	$52.53	$51.25	$52.03	$52.67	$51.39
Tangible book value(2)	$52.18	$50.89	$51.67	$52.31	$51.03
SELECTED FINANCIAL RATIOS
Net interest margin	2.22%	2.30%	2.78%	2.95%	3.16%
Return on average assets	0.59%	(0.36)%	(0.20)%	0.74%	1.06%
Return on average common equity	8.24%	(5.48)%	(2.85)%	9.26%	13.21%
Non-interest income to average earning assets	0.64%	0.77%	0.14%	0.21%	0.25%
Efficiency ratio(3)	61.9%	79.3%	68.9%	63.2%	54.8%
Efficiency ratio, adjusted(4)	59.8%	77.5%	65.8%	61.4%	51.3%
Non-interest expense to average earning assets	1.76%	2.43%	2.00%	1.98%	1.86%
Tangible common equity to total tangible assets(5)	6.8%	7.0%	7.3%	8.1%	7.6%
Common Equity Tier 1	9.1%	8.8%	9.3%	8.9%	8.6%
Tier 1 capital	9.9%	9.7%	10.2%	9.7%	9.4%
Total capital	11.8%	11.6%	12.0%	11.4%	11.0%
Leverage	7.6%	7.5%	8.5%	8.4%	8.6%

(1)	Liquidity assets include Federal funds sold and interest-bearing deposits in other banks.

(2)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(3)	Non-interest expense divided by the sum of net interest income and non-interest income.

(4)
Non-interest expense, excluding deposit-related marketing fees and servicing related expenses, divided by the sum of net interest income and non-interest income, net of deposit-related marketing fees and servicing related expenses. Deposit-related marketing fees totaled $1.8 million, $1.7 million, $5.2 million, $9.4 million and $11.9 million for the third, second and first quarters of 2020, as well as the fourth and third quarters of 2019, respectively.

(5)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income, less goodwill and intangibles, divided by total assets, less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	September 30, 2020	September 30, 2019	% Change
Assets
Cash and due from banks	$185,242	$216,085	(14)%
Interest-bearing deposits	10,461,544	4,968,185	111%
Federal funds sold and securities purchased under resale agreements	—	25,000	(100)%
Securities, available-for-sale	1,367,313	238,022	474%
LHS ($639.0 million and $2,667.2 million at September 30, 2020 and 2019, respectively, at fair value)	648,009	2,674,225	(76)%
LHI, mortgage finance	9,378,104	7,951,432	18%
LHI (net of unearned income)	15,789,958	16,772,824	(6)%
Less: Allowance for credit losses on loans	290,165	190,138	53%
LHI, net	24,877,897	24,534,118	1%
Mortgage servicing rights, net	95,323	49,125	94%
Premises and equipment, net	26,653	32,667	(18)%
Accrued interest receivable and other assets	753,123	770,793	(2)%
Goodwill and intangibles, net	17,768	18,217	(2)%
Total assets	$38,432,872	$33,526,437	15%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$12,339,212	$10,289,572	20%
Interest bearing	19,620,275	17,123,731	15%
Total deposits	31,959,487	27,413,303	17%

Accrued interest payable	14,674	34,336	(57)%
Other liabilities	354,318	307,394	15%
Federal funds purchased and repurchase agreements	208,183	139,967	49%
Other borrowings	2,700,000	2,500,000	8%
Subordinated notes, net	282,400	282,038	—%
Trust preferred subordinated debentures	113,406	113,406	—%
Total liabilities	35,632,468	30,790,444	16%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at September 30, 2020 and 2019	150,000	150,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,455,969 and 50,318,071 at September 30, 2020 and 2019, respectively	504	503	—%
Additional paid-in capital	987,754	974,799	1%
Retained earnings	1,655,317	1,601,688	3%
Treasury stock (shares at cost: 417 at September 30, 2020 and 2019)	(8)	(8)	—%
Accumulated other comprehensive income, net of taxes	6,837	9,011	N/M
Total stockholders’ equity	2,800,404	2,735,993	2%
Total liabilities and stockholders’ equity	$38,432,872	$33,526,437	15%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Interest income
Interest and fees on loans	$237,179	$329,344	$768,399	$971,889
Investment securities	3,674	2,316	7,881	6,036
Federal funds sold and securities purchased under resale agreements	1	554	692	1,090
Interest-bearing deposits in other banks	2,877	22,887	24,777	48,540
Total interest income	243,731	355,101	801,749	1,027,555
Interest expense
Deposits	27,830	80,967	122,298	222,550
Federal funds purchased	128	1,835	973	10,553
Other borrowings	3,365	14,703	17,516	46,681
Subordinated notes	4,191	4,191	12,573	12,573
Trust preferred subordinated debentures	648	1,237	2,573	3,863
Total interest expense	36,162	102,933	155,933	296,220
Net interest income	207,569	252,168	645,816	731,335
Provision for credit losses	30,000	11,000	226,000	58,000
Net interest income after provision for credit losses	177,569	241,168	419,816	673,335
Non-interest income
Service charges on deposit accounts	2,864	2,707	8,616	8,535
Wealth management and trust fee income	2,502	2,330	7,317	6,468
Brokered loan fees	15,034	8,691	33,813	21,093
Servicing income	7,329	3,549	18,195	9,409
Swap fees	484	1,196	4,709	2,828
Net gain/(loss) on sale of LHS	25,242	(6,011)	51,265	(12,502)
Other	6,893	7,839	18,715	38,848
Total non-interest income	60,348	20,301	142,630	74,679
Non-interest expense
Salaries and employee benefits	84,096	80,722	262,080	238,235
Net occupancy expense	8,736	8,125	26,582	23,914
Marketing	3,636	14,753	20,146	40,548
Legal and professional	11,207	11,394	40,003	31,428
Communications and technology	31,098	10,805	87,649	31,025
FDIC insurance assessment	6,374	5,220	19,363	14,480
Servicing-related expenses	12,287	8,165	48,758	19,613
Merger-related expenses	—	—	17,756	—
Other	8,307	10,245	31,173	33,420
Total non-interest expense	165,741	149,429	553,510	432,663
Income before income taxes	72,176	112,040	8,936	315,351
Income tax expense	15,060	23,958	2,823	67,756
Net income	57,116	88,082	6,113	247,595
Preferred stock dividends	2,438	2,438	7,313	7,313
Net income/(loss) available to common stockholders	$54,678	$85,644	$(1,200)	$240,282

Basic earnings/(loss) per common share	$1.08	$1.70	$(0.02)	$4.78
Diluted earnings/(loss) per common share	$1.08	$1.70	$(0.02)	$4.77

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF CREDIT LOSS EXPERIENCE
(Dollars in thousands)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2020	2020	2020	2019	2019
Allowance for credit losses on loans:
Beginning balance	$264,722	$240,958	$195,047	$190,138	$214,572
Impact of CECL adoption	—	—	8,585	—	—
Loans charged-off:
Commercial	2,436	12,287	20,653	13,968	21,124
Energy	141	62,368	37,730	797	16,655
Total charge-offs	2,577	74,655	58,383	14,765	37,779
Recoveries:
Commercial	113	513	257	1,754	799
Energy	880	—	423	209	107
Total recoveries	993	513	680	1,963	906
Net charge-offs	1,584	74,142	57,703	12,802	36,873
Provision for credit losses on loans	27,027	97,906	95,029	17,711	12,439
Ending balance	$290,165	$264,722	$240,958	$195,047	$190,138

Allowance for off-balance sheet credit losses:
Beginning balance	$12,268	$10,174	$8,640	$9,351	$10,790
Impact of CECL adoption	—	—	563	—	—
Provision for off-balance sheet credit losses	2,973	2,094	971	(711)	(1,439)
Ending balance	$15,241	$12,268	$10,174	$8,640	$9,351

Total allowance for credit losses	$305,406	$276,990	$251,132	$203,687	$199,489

Total provision for credit losses	$30,000	$100,000	$96,000	$17,000	$11,000

Allowance for credit losses on loans to LHI	1.15%	1.04%	0.99%	0.79%	0.77%
Allowance for credit losses on loans to average LHI	1.14%	1.03%	1.02%	0.79%	0.76%
Net charge-offs to average LHI(1)	0.02%	1.16%	0.98%	0.21%	0.58%
Net charge-offs to average LHI for last twelve months(1)	0.59%	0.73%	0.53%	0.31%	0.41%
Total provision for credit losses to average LHI(1)	0.47%	1.57%	1.63%	0.27%	0.17%
Total allowance for credit losses to LHI	1.21%	1.09%	1.03%	0.83%	0.81%

(1)	Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(Dollars in thousands)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2020	2020	2020	2019	2019

Non-performing assets (NPAs):
Non-accrual loans	$161,946	$174,031	$219,165	$225,384	$120,686
Other real estate owned (OREO)	—	—	—	—	—
Total LHI NPAs	$161,946	$174,031	$219,165	$225,384	$120,686

Non-accrual loans to LHI	0.64%	0.68%	0.90%	0.91%	0.49%
Total LHI NPAs to LHI plus OREO	0.64%	0.68%	0.90%	0.91%	0.49%
Total LHI NPAs to earning assets	0.43%	0.49%	0.63%	0.71%	0.37%
Allowance for credit losses on loans to non-accrual loans	1.8x	1.5x	1.1x	.9x	1.6x

LHI past due 90 days and still accruing(1)	$15,896	$21,079	$21,274	$17,584	$29,648
LHI past due 90 days to LHI	0.06%	0.08%	0.09%	0.07%	0.12%
LHS past due 90 days and still accruing(2)	$15,631	$10,152	$9,014	$8,207	$9,187

(1)
At September 30, 2020, loans past due 90 days and still accruing includes premium finance loans of $11.9 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on canceled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(2)
Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as LHS and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government. Also includes loans that, pursuant to Ginnie Mae servicing guidelines, we have the unilateral right, but not obligation, to repurchase and thus must record as LHS on our balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2020	2020	2019	2019	2019
Interest income
Interest and fees on loans	$237,179	$247,595	$283,625	$312,147	$329,344
Investment securities	3,674	2,024	2,183	2,618	2,316
Federal funds sold and securities purchased under resale agreements	1	77	614	439	554
Interest-bearing deposits in other banks	2,877	2,314	19,586	22,553	22,887
Total interest income	243,731	252,010	306,008	337,757	355,101
Interest expense
Deposits	27,830	32,294	62,174	70,987	80,967
Federal funds purchased	128	176	669	1,319	1,835
Other borrowings	3,365	4,569	9,582	11,712	14,703
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	648	852	1,073	1,163	1,237
Total interest expense	36,162	42,082	77,689	89,372	102,933
Net interest income	207,569	209,928	228,319	248,385	252,168
Provision for credit losses	30,000	100,000	96,000	17,000	11,000
Net interest income after provision for credit losses	177,569	109,928	132,319	231,385	241,168
Non-interest income
Service charges on deposit accounts	2,864	2,459	3,293	2,785	2,707
Wealth management and trust fee income	2,502	2,348	2,467	2,342	2,330
Brokered loan fees	15,034	10,764	8,015	8,645	8,691
Servicing income	7,329	6,120	4,746	4,030	3,549
Swap fees	484	1,468	2,757	1,559	1,196
Net gain/(loss) on sale of LHS	25,242	39,023	(13,000)	(7,757)	(6,011)
Other	6,893	8,320	3,502	6,157	7,839
Total non-interest income	60,348	70,502	11,780	17,761	20,301
Non-interest expense
Salaries and employee benefits	84,096	100,791	77,193	90,248	80,722
Net occupancy expense	8,736	9,134	8,712	9,075	8,125
Marketing	3,636	7,988	8,522	12,807	14,753
Legal and professional	11,207	11,330	17,466	21,032	11,394
Communications and technology	31,098	42,760	13,791	13,801	10,805
FDIC insurance assessment	6,374	7,140	5,849	5,613	5,220
Servicing-related expenses	12,287	20,117	16,354	2,960	8,165
Merger-related expenses	—	10,486	7,270	1,370	—
Other	8,307	12,606	10,260	11,281	10,245
Total non-interest expense	165,741	222,352	165,417	168,187	149,429
Income/(loss) before income taxes	72,176	(41,922)	(21,318)	80,959	112,040
Income tax expense/(benefit)	15,060	(7,606)	(4,631)	16,539	23,958
Net income/(loss)	57,116	(34,316)	(16,687)	64,420	88,082
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income/(loss) available to common shareholders	$54,678	$(36,753)	$(19,125)	$61,983	$85,644

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	3rd Quarter 2020			2nd Quarter 2020			1st Quarter 2020			4th Quarter 2019			3rd Quarter 2019
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Investment securities - Taxable	$525,149	$1,905	1.44%	$38,829	$185	1.92%	$42,799	$274	2.57%	$40,904	$693	6.72%	$39,744	$357	3.56%
Investment securities - Non-taxable(2)	190,797	2,239	4.67%	195,806	2,327	4.78%	195,578	2,417	4.97%	197,591	2,437	4.89%	200,090	2,480	4.92%
Federal funds sold and securities purchased under resale agreements	12,051	1	0.04%	245,434	77	0.13%	199,727	614	1.24%	102,320	439	1.70%	100,657	554	2.18%
Interest-bearing deposits in other banks	11,028,962	2,877	0.10%	10,521,240	2,314	0.09%	6,225,948	19,586	1.27%	5,387,000	22,553	1.66%	4,184,217	22,887	2.17%
LHS, at fair value	543,606	3,867	2.83%	380,624	2,547	2.69%	3,136,381	27,480	3.52%	3,567,836	33,411	3.72%	2,555,269	26,206	4.07%
LHI, mortgage finance loans	9,061,984	76,464	3.36%	8,676,521	74,518	3.45%	7,054,682	55,324	3.15%	7,870,888	63,114	3.18%	8,118,025	68,660	3.36%
LHI(1)(2)	16,286,036	157,230	3.84%	17,015,041	170,970	4.04%	16,598,775	201,781	4.89%	16,667,259	216,686	5.16%	16,901,391	235,557	5.53%
Less allowance for credit losses on loans	264,769	—	—	236,823	—	—	201,837	—	—	189,353	—	—	212,898	—	—
LHI, net of allowance	25,083,251	233,694	3.71%	25,454,739	245,488	3.88%	23,451,620	257,105	4.41%	24,348,794	279,800	4.56%	24,806,518	304,217	4.87%
Total earning assets	37,383,816	244,583	2.60%	36,836,672	252,938	2.76%	33,252,053	307,476	3.72%	33,644,445	339,333	4.00%	31,886,495	356,701	4.44%
Cash and other assets	1,037,760			1,075,864			976,520			974,866			1,000,117
Total assets	$38,421,576			$37,912,536			$34,228,573			$34,619,311			$32,886,612
Liabilities and Stockholders’ Equity
Transaction deposits	$4,275,574	$6,652	0.62%	$3,923,966	$5,998	0.61%	$3,773,067	$13,582	1.45%	$3,817,294	$16,428	1.71%	$3,577,905	$18,442	2.04%
Savings deposits	12,786,719	12,808	0.40%	12,537,467	13,510	0.43%	11,069,429	35,961	1.31%	11,111,326	40,603	1.45%	10,331,078	45,586	1.75%
Time deposits	2,844,083	8,370	1.17%	3,434,388	12,786	1.50%	2,842,535	12,631	1.79%	2,453,655	13,956	2.26%	2,706,434	16,939	2.48%
Total interest bearing deposits	19,906,376	27,830	0.56%	19,895,821	32,294	0.65%	17,685,031	62,174	1.41%	17,382,275	70,987	1.62%	16,615,417	80,967	1.93%
Other borrowings	2,811,435	3,493	0.49%	3,612,263	4,745	0.53%	3,020,255	10,251	1.37%	2,822,465	13,031	1.83%	2,896,477	16,538	2.27%
Subordinated notes	282,343	4,191	5.91%	282,252	4,191	5.97%	282,165	4,191	5.97%	282,074	4,191	5.89%	281,979	4,191	5.90%
Trust preferred subordinated debentures	113,406	648	2.28%	113,406	852	3.02%	113,406	1,073	3.80%	113,406	1,163	4.07%	113,406	1,237	4.33%
Total interest bearing liabilities	23,113,560	36,162	0.62%	23,903,742	42,082	0.71%	21,100,857	77,689	1.48%	20,600,220	89,372	1.72%	19,907,279	102,933	2.05%
Demand deposits	12,202,065			10,865,896			10,003,495			10,933,887			9,992,406
Other liabilities	314,500			293,698			270,868			278,964			264,506
Stockholders’ equity	2,791,451			2,849,200			2,853,353			2,806,240			2,722,421
Total liabilities and stockholders’ equity	$38,421,576			$37,912,536			$34,228,573			$34,619,311			$32,886,612
Net interest income(2)		$208,421			$210,856			$229,787			$249,961			$253,768
Net interest margin			2.22%			2.30%			2.78%			2.95%			3.16%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.